EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-182292 of Monsanto Company on Form S-8 of our report dated June 28, 2012, relating to the financial statements and financial statement schedules of Monsanto Savings and Investment Plan, appearing in this Annual Report on Form 11-K of Monsanto Savings and Investment Plan for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

St. Louis, Missouri

June 28, 2012